Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Yankee Candle Company, Inc. and subsidiaries on Form S-8 of our report dated February 14, 2001, appearing in the Annual Report on Form 10-K of the Company for the fiscal year ended December 30, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 30, 2001